Exhibit 23.8

September 18, 2014	Our File No. 142155

Sky Solar Holdings, Ltd.
Suite 1604, 9 Queen’s Road, Central

Hong Kong Special Administrative Region

People’s Republic of China

Dear Sirs:

Re:                             Sky Solar Holdings, Ltd.

We consent to the references to our firm under the heading “Enforceability of Civil Liabilities” in the prospectus included in Sky Solar Holdings, Ltd.’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours truly,

/s/ Fogler, Rubinoff LLP

Fogler, Rubinoff LLP